Contacts:
Investors – James M. Gruskin
800/497-6329
Media – Tyler D. Gronbach
919/297-1541

R.H. DONNELLEY REPORTS FIRST QUARTER 2009 RESULTS

•	Net Revenue of $602 Million

•	Adjusted EBITDA of $320 Million

CARY, N.C., May 7 /PRNewswire-FirstCall/ -- R.H. Donnelley Corporation, one of the nation's leading consumer and business-to-business local commercial search companies, today reported first quarter 2009 net revenue of $602 million, representing an 11 percent decline from first quarter 2008.  Adjusted EBITDA1 in the quarter was $320 million, down $37 million or 10 percent from first quarter 2008.  Adjusted free cash flow in the quarter was $66 million – based on cash flow from operations of $56 million, capital expenditures of $4 million and $14 million of other adjustments that primarily relate to restructuring – down from $92 million in first quarter 2008.  First quarter advertising sales were $598 million, down 17 percent from advertising sales in the first quarter 2008.  Net loss was $401 million in the quarter, compared to a net loss of $1,623 million in first quarter 2008.  Net debt during the quarter decreased by $61 million, resulting in quarter-end net debt outstanding of $9,344 million, excluding the purchase accounting fair value adjustment.  As of March 31, 2009, the cash balance was $533 million.

“Results continue to be impacted by the recession and its effect on small- and medium-sized businesses and consumer spending,” said David C. Swanson, chairman and CEO of R.H. Donnelley.  “Our efforts to improve efficiency and eliminate non-mission critical costs helped to protect EBITDA and generated over $30 million of year-over-year cost savings.”

[1]	Before the following expenses: (a) restructuring, (b) FAS 123 R and (c) restricted stock units related to the Business.com acquisition.

Swanson continued, “As we previously announced, we are working to better position R.H. Donnelley for the future by establishing a more sustainable capital structure.  We continue to discuss options for amending, refinancing or restructuring our debt obligations with our creditors.”

During the first quarter, the Company underwent an ownership change as defined in Section 382 of the Internal Revenue Code.  As a result, the Company believes it will be restricted in its ability to use some of its net operating losses and other corporate tax attributes in the future.  The financials in the attached schedules contain the Company’s best estimate of the impact related to the ownership change based on analysis performed to date; however, the analysis is not yet complete and there could be material changes in subsequent periods.  As a result, deferred tax liability at quarter-end and deferred tax expense in the first quarter were each $375 million higher than they otherwise would have been.  Such ownership change does not constitute a change in control under any of the Company’s debt agreements.

Further important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes of this press release, which should be thoroughly reviewed.  Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenues, which is recognized under the deferral and amortization method.

Helping Local Small- and Medium-Sized Businesses Reach More Customers
R.H. Donnelley’s integrated Dex® product solutions extend the marketing reach of local businesses. Through its unique Dex® Advantage, customers' business information is leveraged and marketed through a single profile, and efficiently distributed via a variety of local search products. Dex ensures advertisers’ business content and messages are found wherever, whenever and however consumers choose to search. The Dex Advantage spans multiple media platforms for local advertisers including print with the Dex® directories; online and mobile devices with DexKnows.com; voice-activated directory search at 1-800-Call-Dex; and leading search engines and other online sites via Dex Net.

About R.H. Donnelley
R.H. Donnelley Corporation (OTC: RHDC) is one of the nation's leading consumer and business-to-business local commercial search companies.  The company delivers relevant search results for consumers and leads to small- and medium-sized businesses through its Dex-branded print yellow and white pages directories, Internet yellow pages site, mobile and voice search platforms as well as one of the largest pay–per-click ad networks in the U.S.  It also operates the nation’s leading business search engine and online directory through its Business.com subsidiary.  For more information, visit www.rhd.com and www.dexknows.com.

Safe Harbor Provision
Certain statements contained in this press release regarding R.H. Donnelley’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements.  All forward-looking statements reflect only R.H. Donnelley’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley.  Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause R.H. Donnelley’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in R.H. Donnelley’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect R.H. Donnelley’s business or financial results.  Such risks and other factors, which in some instances are beyond R.H. Donnelley’s control, include: our ability to generate sufficient cash to service our significant debt levels; our ability to comply with or obtain modifications or waivers of the financial covenants contained in our debt agreements, and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time, particularly in light of the continuing instability in the global credit markets; increasing LIBOR rates; changes in directory advertising spend and consumer usage; regulatory and judicial rulings; competition and other economic conditions; changes in the Company’s and the Company’s subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful integration and realization of the expected benefits of acquisitions; the continued enforceability of the commercial agreements with Qwest, Embarq and AT&T; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results.  R.H. Donnelley is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers.  This press release is being furnished to the SEC through a Form 8-K.  The Company’s 2009 quarterly report on Form 10-Q for the period ended March 31, 2009 to be filed with the SEC may contain updates to the information included in this release.

(See attached tables)

R.H. DONNELLEY CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2009 and 2008

Schedule 3:	Unaudited Condensed Consolidated Balance Sheets at March 31, 2009 and December 31, 2008

Schedule 4:	Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2009 and 2008

Schedule 5:	Reconciliation of Non-GAAP Measures

Schedule 6:	Statistical Measure - Advertising Sales

Schedule 7:	Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 2
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except loss per share

	Three Months Ended March 31,
	2009	2008
Net revenue (1)	$602.0	$674.7
Expenses	295.6	330.4
Depreciation and amortization	142.8	118.3
Impairment charges (2)	-	2,463.6
Operating income (loss)	163.6	(2,237.6)
Interest expense, net	(198.8)	(195.9)
Pre-tax loss	(35.2)	(2,433.5)
Tax (provision) benefit	(366.0)	810.4
Net loss	$(401.2)	$(1,623.1)

Loss per share (EPS):
Basic and Diluted	$(5.83)	$(23.60)
Shares used in computing EPS:
Basic and Diluted	68.8	68.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 3
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions

	March 31,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$533.3	$131.2
Accounts receivable, net	998.6	1,027.0
Deferred directory costs	163.2	164.3
Other current assets	166.8	193.0
Total current assets	1,861.9	1,515.5

Fixed assets and computer software, net	178.4	188.7
Intangible assets, net	9,880.9	10,009.3
Other non-current assets	154.4	167.2
Total Assets	$12,075.6	$11,880.7

Liabilities and Shareholders' Deficit
Accounts payable and accrued liabilities	$180.7	$216.1
Accrued interest	175.6	181.1
Deferred directory revenue	1,034.0	1,076.3
Current portion of long-term debt	408.6	113.6
Total current liabilities	1,798.9	1,587.1

Long-term debt	9,550.0	9,508.7
Deferred income taxes, net	1,366.1	998.1
Other non-current liabilities	250.9	280.2
Total liabilities	12,965.9	12,374.1

Shareholders’ deficit	(890.3)	(493.4)

Total Liabilities and Shareholders' Deficit	$12,075.6	$11,880.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 4
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions
	Three Months Ended March 31,
Operating activities:	2009	2008
Net loss	$(401.2)	$(1,623.1)
Impairment charges (2)	-	2,463.6
Depreciation and amortization	142.8	118.3
Deferred income taxes	366.7	(812.1)
Changes in working capital	(55.6)	(49.1)
Other	3.4	2.3
Net cash provided by operating activities	56.1	99.9

Investment activities:
Additions to fixed assets and computer software	(3.9)	(10.1)
Equity investment disposition	-	4.3
Net cash used in investing activities	(3.9)	(5.8)

Financing activities:
Credit facilities repayments	(22.0)	(91.4)
Revolver repayments	-	(232.4)
Borrowings under the Revolver	361.0	215.3
Repurchase of common stock	-	(6.1)
Increase in checks not yet presented for payment	10.9	4.2
Proceeds from employee stock option exercises	-	0.1
Net cash provided by (used in) financing activities	349.9	(110.3)

Increase (decrease) in cash and cash equivalents	402.1	(16.2)

Cash and cash equivalents, beginning of period	131.2	46.1

Cash and cash equivalents, end of period	$533.3	$29.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 5a
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Amounts in millions
	Three Months Ended March 31,
	2009	2008
Reconciliation of net loss - GAAP to EBITDA and Adjusted EBITDA (3)

Net loss - GAAP	$(401.2)	$(1,623.1)
Plus (less) tax provision (benefit)	366.0	(810.4)
Plus interest expense, net	198.8	195.9
Plus depreciation and amortization	142.8	118.3
EBITDA	$306.4	$(2,119.3)

Impairment charges (2)	-	2,463.6

SFAS No. 123 R non-cash compensation expense	4.0	10.8

Restricted stock unit expense related to the Business.com acquisition	0.2	2.0

Restructuring costs	9.1	-

Adjusted EBITDA	$319.7	$357.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 5b
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in millions
	Three Months Ended March 31,
	2009	2008

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow

Cash flow from operations - GAAP	$56.1	$99.9
Add: Cash restructuring payments	13.9	-
Add: Cash restricted stock unit payments related to the Business.com acquisition	0.2	2.4
Adjusted cash flow from operations	70.2	102.3
Less: Additions to fixed assets and computer software - GAAP	3.9	10.1
Adjusted free cash flow	$66.3	$92.2

	Three Months Ended March 31,
	2009	2008

Reconciliation of interest expense - GAAP to adjusted interest expense (4)

Interest expense - GAAP	$198.8	$195.9
Plus: Amortization of fair value adjustment due to purchase accounting	4.7	4.3
Adjusted interest expense	$203.5	$200.2

	As of	As of
	March 31, 2009	December 31, 2008

Reconciliation of debt - GAAP to net debt and net debt - excluding fair value adjustment (4) (5)

Debt - GAAP	$9,958.6	$9,622.3
Less: Cash and cash equivalents	(533.3)	(131.2)
Net debt	9,425.3	9,491.1

Less: Fair value adjustment due to purchase accounting	(81.5)	(86.2)
Net debt - excluding fair value adjustment	$9,343.8	$9,404.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 6
STATISTICAL MEASURE
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS
(unaudited)

Amounts in millions, except percentages
	Three Months Ended
	March 31	December 31	September 30	June 30

2009 Advertising sales (6)	$598.1

2008 Advertising sales disclosed in 2008 Form 10-K and Forms 10-Q	717.6	$618.4	$503.6	$678.4

2007 Advertising sales disclosed in 2007 Form 10-K and Forms 10-Q	-	700.3	541.6	729.0

Pro forma adjustments related to Business.com Acquisition	-	-	-	14.2

Adjustments primarily related to changes in publication dates	1.0	0.1	7.7	(1.2)

2008 Pro forma advertising sales	$718.6

2007 Pro forma advertising sales		$700.4	$549.3	$742.0

Pro forma advertising sales percentage change over prior year periods	(16.8%)	(11.7%)	(8.3%)	(8.6%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 7
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)
Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories that we publish. Revenue from the sale of such advertising is deferred when a directory is published, net of estimated sales claims, and recognized ratably over the life of a directory, which is typically 12 months. Advertising revenues also include revenues for Internet-based advertising products, including our proprietary local search site, dexknows.com, and Dex Net. Revenues with respect to our Internet-based advertising products that are sold with print advertising are initially deferred until the service is delivered or fulfilled and recognized ratably over the life of the contract. Revenues with respect to Internet-based services that are not sold with print advertising are recognized as delivered or fulfilled.

(2)
As a result of the decline in the trading value of our debt and equity securities in the first quarter of 2008 and continuing negative industry and economic trends that directly affected our business, we performed impairment tests of our goodwill, definite lived intangible assets and other long-lived assets as of March 31, 2008 in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”) and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), respectively. Based upon our testing results, we recognized a non-cash goodwill impairment charge of $2.5 billion during the three months ended March 31, 2008. Given the ongoing global credit and liquidity crisis and the significant negative impact on financial markets and the overall economy, the continued decline in our advertising sales and other operating results, downward revisions to our forecasted results, the recent downgrade of certain of our credit ratings and the continued decline in the trading value of our debt securities, we performed impairment tests of our definite-lived intangible assets and other long-lived assets in accordance with SFAS No. 144 as of March 31, 2009. Our testing results of our definite-lived intangible assets and other long-lived assets indicated no impairment as of March 31, 2009.

(3)
EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net loss prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is determined by adjusting EBITDA for items such as (i) impairment charges, (ii) stock-based compensation in accordance with SFAS No. 123 ®, Share-Based Payment, (iii) restricted stock unit expense related to the Business.com Acquisition and (iv) restructuring costs.

(4)
As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media’s debt at January 31, 2006 to its fair value. Adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair value adjustment to Dex Media’s debt.

(5)
Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – excluding fair value adjustments represents net debt adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media’s debt noted in footnote 4 above.

(6)
Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method. 2007 pro forma advertising sales assumes the Business.com Acquisition occurred on January 1, 2007.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

CONTACT:  Investors, James M. Gruskin, 1-800-497-6329, or Media, Tyler D. Gronbach, +1-919-297-1541, both for R.H. Donnelley Corporation